UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2012

iShares® Gold Trust

(Exact name of registrant as specified in its charter)

New York	001-32418	81-6124036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 14, 2012, BlackRock Asset Management International Inc., the sponsor of the registrant (“BAMII”), and iShares Delaware Trust Sponsor LLC, a Delaware limited liability company (“IDTS”), announced that they intend to enter into an Assignment, Delegation and Assumption Agreement (the “AD&AA”) pursuant to which, subject to the satisfaction of certain conditions precedent, IDTS is expected to become the sponsor of the registrant. The execution of the AD&AA will implement the decision that IDTS be the entity sponsoring certain iShares® exchange-traded investment vehicles that are not “investment companies” (as defined for the purposes of the Investment Company Act of 1940, as amended). The change of sponsor of the registrant will not affect the shareholders of the iShares® Gold Trust in any way.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2012

iShares® Gold Trust*

By:	BlackRock Asset Management International Inc.

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Director

*	The registrant is a trust. Each individual specified above is signing in his capacity as an officer and/or authorized signatory of BlackRock Asset Management International Inc., the sponsor of the trust.